Exhibit 99.1 News February 27, 2019 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Stephanie Higgins 918-591-5026 ONEOK Schedules 2019 Annual Meeting of Shareholders; Sets Record Date TULSA, Okla. – Feb. 27, 2019 – ONEOK, Inc. (NYSE: OKE) will hold its 2019 annual meeting of shareholders at 9 a.m. Central Daylight Time (CDT) on May 22, 2019. The meeting also will be audio webcast on ONEOK’s website, www.oneok.com. The record date for determining shareholders entitled to receive notice of the meeting and to vote is March 25, 2019. What: ONEOK, Inc. 2019 Annual Meeting of Shareholders When: 9 a.m. CDT, May 22, 2019 Where: ONEOK Plaza, 100 West 5th Street, Tulsa, Oklahoma How: Log on to the webcast at www.oneok.com ------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in the S&P 500. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Instagram, Facebook and Twitter. ###